Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq.

GEOFFREY ASHBURNE, ESQ.*

JOHN CACOMANOLIS, ESQ.**

CHAD FRIEND, ESQ., LLM

SVETLANA ROVENSKAYA, ESQ.***

OF COUNSEL:

MICHAEL R. GEROE, ESQ.****

CRAIG D. LINDER, ESQ.*****

PETER P. LINDLEY, ESQ., CPA, MBA

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in CA

**licensed in FL and NY

***licensed in NY and NJ

****licensed in D.C., CA, NY and MO

*****licensed in FL, CA and NY

January 26, 2021

fuboTV Inc.

1330 Avenue of the Americas

New York, NY 10019

Re:     fuboTV Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to fuboTV Inc., a Florida corporation (the “Company”), in connection with its Registration Statement on Form S-4, filed on January 26, 2021 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 32,653,354 shares (“Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). The Company proposes to issue the Shares in exchange for shares of the Company’s Series AA Convertible Preferred Stock, par value $0.0001 per share (“Series AA Preferred Stock”) at a rate of two shares of Common Stock per share of Series AA Preferred Stock, as described in the Registration Statement (the “Exchange”).

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto, (2) the Company’s Articles of Incorporation, as amended to date, (3) the Company’s Bylaws, as amended to date, (4) certain resolutions of the Board of Directors of the Company authorizing the Exchange and (5) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal competence or capacity of persons or entities to execute and deliver such documents; (e) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (f) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; and (g) all Shares will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832

fuboTV Inc.

January 26, 2021

Based upon the foregoing and in reliance thereon, and the laws of the State of Florida, it is our opinion that (i) the Shares to be issued upon consummation of the Exchange have been duly authorized by all necessary corporate action of the Company and (ii) upon issuance and delivery of the Shares in the Exchange as described in the Registration Statement and the Prospectus constituting a part thereof (the “Prospectus”), the Shares will be validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Florida; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832